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                                                                   EXHIBIT 99.1
[ILLINOIS SUPERCONDUCTOR CORPORATION LOGO]
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                                            News |
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                                                 |RELEASE
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FOR IMMEDIATE RELEASE                       CONTACT:  Maureen Murnane
                                            PHONE:    847-391-9426
                                            INTERNET: www.ir@ilsc.com

              ILLINOIS SUPERCONDUCTOR TO ACQUIRE SPECTRAL SOLUTIONS

     Mt. Prospect, IL (May 17, 2000) - Illinois Superconductor Corporation (OTC:
ISCO), a leading supplier of superconducting radio-frequency (RF) products for the wireless industry, announced today that it has agreed to acquire Spectral Solutions, Inc. (SSI) for 3.5 million shares of Illinois Superconductor Corporation (ISC) common stock. SSI is a privately owned company located in Louisville, Colorado, that develops and manufactures cryogenic superconducting RF front-end systems for the wireless industry. SSI has recently introduced the industry's first commercial tower-mounted superconducting system incorporating a superconducting receiver filter and a cryogenic low-noise amplifier (LNA).

     Dr. George Calhoun, Chief Executive Officer of ISC, said: "There are four principal reasons for this transaction.

     "First, we like the SSI product, and we think it enhances our current product portfolio for the wireless industry. We believe that the tower-mounted configuration is in line with one important trend in the wireless industry, where we see more and more of the `base station' being repackaged into compact, outdoor applications. In the case of filter-plus-LNA front end systems in particular, tower-mounted systems are designed to be placed near the antenna at the top of the tower structure to minimize the losses in received signal caused by long coaxial cable lines. In many cases, half or more of the signal is lost simply connecting the antenna to the base-station. Tower-mounting can solve this problem, and thus gain range and improve signal quality. To do this, however, the entire system has to be ruggedized for all-weather performance, which is a significant engineering challenge for cryogenic systems. SSI has solved the problem of re-packaging the superconducting front end very effectively, and we think their product will be quite attractive for use in high-tower sites in rural areas.

     "Second, SSI has a strong patent portfolio covering the tower-mount configuration for superconducting filter systems. Some of the specifications we are discussing with 3G equipment manufacturers in Japan may require tower-mounted configurations as an option. We believe that the SSI intellectual property will strengthen our overall position for the use of superconducting front-end technology in 3G systems.


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     "Third, we think that SSI brings a strong management core and excellent technical talent, which will help us build the ISC organization to address our strategic opportunities more effectively. Dr. Richard Herring, President of SSI, brings nearly 40 years of high-tech technical and management experience in cryogenics, superconducting applications, and aerospace. He served for several years as the Chief Operating Officer of Ball Aerospace, and will add a depth of executive experience to ISC. Dr. Michael Cromar, the Technical Leader at SSI, is one of the leading technologists in the field of superconducting applications for wireless networks, with considerable experience in thin-film materials technology as well as filter design and cryogenic applications. Michael leads a technical team that has been working together for several years, developing wireless superconducting RF front-end products. Shawn Doyle, SSI's Sales/Marketing Leader, was formerly Vice-President of Sales for Wireless Networks at Nortel, and later held the same position at Triton Network Systems (a broadband wireless start-up). He has an established record of sales success in our industry. I expect all the SSI executives to play key roles in our company going forward.

     "Finally, the SSI acquisition brings to ISC a nucleus of talent and many years' experience with thin-film superconducting technology, which will expand our options for addressing a variety of 2G and 3G requirements. We are developing an expanded RF front-end system, based on superconducting materials and Stirling cryogenic technology, encompassing elements of both the transmit chain and the receive chain, including filters, amplifiers, duplexers, combiners, and other components. Some elements, such as receiver filter systems, will be based principally upon thick-film solutions (which ISC already dominates), because of thick film's proven performance superiority. Others may use thin-film in certain applications or combinations.

     "In sum, with this acquisition, ISC becomes the only superconducting company in the world possessing both thick-film and thin-film technology. Based upon our strong intellectual property position (nearly fifty patents and patent applications after giving effect to this acquisition), I am confident that we will be the only company in this position for the foreseeable future."

     Dr. Richard Herring, Chief Executive Officer of Spectral Solutions, stated:
"The company resulting from this merger will be uniquely positioned to offer a broad range of product solutions for the wireless industry. I and my associates at SSI are very excited about the transaction and look forward to working with George and his team in positioning ISC to be the world-wide leader in superconducting radio frequency products for the wireless industry. We believe the integration of the two companies will be significantly greater than the sum of the parts in management, sales, and technical leadership."

     Closing of the transaction is subject to standard closing conditions and is anticipated to occur in June or July. Among the closing conditions is approval of the transaction by SSI's stockholders. The holders of more than 80% of the outstanding SSI shares have committed to vote for the transaction. As a result of the closing, SSI will become a wholly owned subsidiary of ISC. ISC has agreed to add to its board of directors either Dr. Herring or another person chosen by the principal SSI stockholders and approved by ISC.


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     Closing of the merger is also conditioned upon ISC's shareholders approving the pending proposal to authorize more ISC shares. This proposal was to have been considered at ISC's Annual Stockholders Meeting to be held on May 17 in Chicago. Although ISC's management will make a business presentation at that meeting as originally planned, the voting portion of the meeting will then be adjourned to a later date, to be announced, in order to afford ISC time to distribute to its stockholders supplementary materials describing SSI and the proposed acquisition.

Illinois Superconductor Corporation is a leader in the commercialization of high temperature superconducting technology for the wireless telecommunications industry. The Company develops, manufactures and markets radio frequency (RF) products to enhance the quality and capacity of cellular telephone, personal communications services and other wireless telecommunications services. More information about Illinois Superconductor Corporation is available on the Company's internet web site at http://www.ilsc.com.

Statements contained in this news release that are not historical facts are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties, and contingencies, which could cause the Company's actual results, performance or achievements for 2000 and beyond to differ materially from those expressed in, or implied by, such statements. These important factors include, without limitation, the failure of the SSI transaction to close, the ability to integrate SSI's and ISC's businesses in the event that the SSI transaction is completed, the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; the degree to which the Company is leveraged and restrictions imposed on the Company under its existing debt instruments which may adversely affect the Company's ability to finance its future operations, uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; the adverse effects on liquidity of the Company's common stock because of its de-listing from the NASDAQ National Market in June 1999; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; and the effects of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999. The Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.